Exhibit 10.1

FIRST MID BANCSHARES, INC.

DEFERRED COMPENSATION PLAN

April 1, 2022 Restatement

1.	PURPOSE

The purpose of the First Mid Bancshares, Inc. Deferred Compensation Plan (the "Plan") is to enable First Mid Bancshares, Inc. (the "Company") directors, advisory directors and key officers to elect to defer a portion of the fees and cash compensation payable by the Company and any affiliates on account of service as a director or employee. The Plan is intended as a means of maximizing the effectiveness and flexibility of the compensation arrangements to directors and a select group of management or highly compensated employees of the Company and affiliates, and as an aid in attracting and retaining individuals of outstanding abilities and specialized skills for service.

2.	EFFECTIVE DATE

The Plan was effective as of June 14, 1984 and was amended and restated effective as of September 15, 1998. The Plan was further amended and restated effective as of January 1, 2005 to comply with Section 409A of the Internal Revenue Code of 1986, as amended (the "Code") and the guidance and regulations thereunder (“Code Section 409A”). Benefits that are "Pre-2005 Benefits" (as herein defined) shall be administered without giving effect to Code Section 409A and the guidance and regulations thereunder in accordance with the terms of the Plan in effect prior to January 1, 2005. The Plan was subsequently amended effective as of October 1, 2018 and April 24, 2019. This amendment and restatement is effective as of April 1, 2022, with a special effective date of January 1, 2023 for certain provisions, as noted herein.

3.	PLAN ADMINISTRATION

The Plan shall be administered by a committee which shall be comprised solely of two or more directors who are "non-employee directors" (within the meaning of Rule 16b-3 under the Securities Exchange Act of 1934) appointed by the Board (the "Committee"). The Committee shall have sole authority to select the employees from among those eligible who may participate under the Plan. The Committee is authorized, subject to Board approval, to interpret the Plan and may from time to time adopt such rules, regulations, forms and agreements, not inconsistent with the provisions of the Plan, as it may deem advisable to carry out the Plan. All decisions made by the Committee in administering the Plan shall be subject to Board review.

4.	ELIGIBILITY

Any director, advisory director or key officer of the Company or any affiliate designated by the Board is eligible to participate in the Plan; provided, however, that officers or employees so designated shall be limited to a select group of management or highly compensated employees within the meaning of Section 201(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"). Any such director, advisory director or key officer shall be a "Participant" as of the date designated by the Board, and his or her status as a Participant shall continue until the date of the first payment pursuant to Section 8 hereof.

5.	SHARES SUBJECT TO THE PLAN

The aggregate number of shares of common stock of the Company ("Shares") initially authorized for distribution to directors and employees under the Plan was 100,000 Shares. After taking into account a 2-for-1 stock split in 1997, a 3-for-2 stock split in 2001, a 3-for-2 stock split in 2004, and a 3-for-2 stock split in 2007, the aggregate number of Shares which may be distributed to directors and employees under the Plan is 675,000. Any Shares that remain unissued upon termination of the Plan shall cease to be subject to the Plan, but until termination of the Plan, the Company shall at all times make available sufficient Shares to meet the requirements of the Plan. The aggregate number of Shares which may be sold under the Plan shall be adjusted to reflect a change in capitalization of the Company, such as a stock dividend or stock split.

6.	ELECTION TO DEFER PAY

(a)               IN GENERAL. Each Participant shall be entitled to make an annual irrevocable election to defer receipt of all or a part of the fees or compensation payable to him or her in cash ("Pay"). Such election shall continue in effect through the end of the calendar year for which such election is effective. Pay with respect to which a deferral election has been made shall be referred to hereinafter as "Deferred Pay."

(b)               MANNER OF ELECTION. Elections to defer receipt of Pay shall be made in accordance with such rules and procedures as the Committee may prescribe, provided that: (i) each such election to defer cash compensation shall include the percentage of Pay to be deferred; and (ii) each such election to defer fees shall include all fees receivable. A Participant may elect to defer up to 75% of his or her base salary included in Pay and up to 100% of his or her annual incentive compensation included in Pay.

(c)              TIMING OF ELECTION. A Participant's election to defer Pay must be filed at such time as designated by the Committee, but in no event later than the December 31 preceding the first day of the calendar year in which the services are performed which relate to the Pay being deferred. A Participant may submit a new election with respect to Pay earned in a subsequent calendar year by filing a new election no later than the December 31 preceding the first day of the Plan Year in which the services are performed which relate to the Pay subject to the new election. An effective election may not be revoked or modified after the December 31 preceding the first day of the calendar year in which services are performed which relate to the Pay subject to such election. During a calendar year, an election to defer Pay shall be irrevocable, and the deferral percentage or amount elected by the Participant thereunder shall not be increased or decreased.

7.	RECORD AND CREDITING OF DEFERRED AMOUNTS

(a)               DEFERRED PAY. The Company shall credit the amount of any Deferred Pay to an account for the benefit of the Participant (the "Deferred Pay Account") as of the date the Pay would otherwise have been paid to the Participant, or as soon thereafter as administratively feasible. A Deferred Pay Account shall be a hypothetical bookkeeping account established to reflect a Participant’s interest under the Plan. Prior to April 1, 2022, all Deferred Pay Accounts were invested in a hypothetical investment in Shares (“Company Stock Fund”). As of April 1, 2022, Deferred Pay Accounts may be invested in such hypothetical investment options made available by the Committee from time to time, including a Company Stock Fund. The Committee may change, discontinue, or add to the investment options made available under the Plan at any time in its sole discretion. A Participant may select the investment options for their Deferred Pay Account and make changes to their selections in accordance with procedures established by the Committee. A Participant who fails to make an affirmative investment election shall have Deferred Pay credited to the default investment option designated from time to time by the Committee.

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(b)               SHARES. An election to credit Deferred Pay to the Company Stock Fund shall be implemented as soon as administratively feasible after the date the Pay would otherwise have been paid to the Participant; provided, however, that a Participant who is an “officer” under Section 16 of the Securities and Exchange Act of 1934, as amended (“Exchange Act”) or who otherwise is limited under Section 16 from crediting deferrals to the Company Stock Fund must make an election to credit Deferred Pay to another hypothetical investment option, and any election to move Deferred Pay into the Company Stock Fund must be affirmatively made at a time otherwise permitted by Section 16 of the Exchange Act. The price used to determine the number of Shares credited to a Participant’s Deferred Pay Account shall be the price determined in accordance with procedures established by the Committee. Prior to the credit of such Deferred Pay to the Company Stock Fund, earnings and losses shall be credited on such Deferred Pay based on an investment in a money market or similar account as selected from time to time by the Committee.

(c)               INVESTMENT EARNINGS AND LOSSES. Each Deferred Pay Account shall be adjusted for earnings or losses based on the performance of the investment options selected. Earnings and losses shall be computed as of each business day in accordance with procedures established by the Committee. The Participant's Deferred Pay Account shall be credited, as of the applicable dividend payment date or as soon thereafter as administratively feasible, with the stock dividends that are paid with respect to the Shares credited to the Deferred Pay Account as of the related record date. Until complete distribution of the balance of the Deferred Pay Account has been made, the unpaid balance shall continue to be credited with investment gains and losses in accordance with this Section 7(c).

(d)               NATURE OF ACCOUNTS. Deferred Pay Accounts are hypothetical investments in the investment options available under the Plan, and Participants do not have any real or beneficial ownership in any investment option. A Participant's Deferred Pay Account is solely a device for the measurement and determination of the amounts to be paid to the Participant pursuant to the Plan and shall not constitute or be treated as a trust fund of any kind.

(e)               VALUE AND STATEMENT OF ACCOUNT. The Company shall provide each Participant with a statement of the value of his or her Deferred Pay Account, including the amount of Deferred Pay and income thereon, at least annually.

8.	PAYMENT OF DEFERRED ACCOUNT

(a)               IN GENERAL. No withdrawals or payments shall be made from a Participant's Deferred Pay Account except as provided in this Section 8. All withdrawals and payments hereunder, and under any trust established pursuant to the last sentence of Section 10, shall be made solely in cash, except that a Participant may elect, in accordance with procedures established from time to time by the Committee, that amounts credited to the Company Stock Fund be distributed in Shares with respect to whole Shared credited thereunder and cash with respect to fractional Shares, if any. If a payment is conditioned upon the Participant incurring a separation from service, no payment shall be made until the Participant incurs a separation from Service within the meaning set forth in Code Section 409A(a)(2)(A)(i) and Treas. Reg. Section 1.409A-1(h).

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(b)               SINGLE LUMP SUM OR INSTALLMENTS. The value of a Participant's Deferred Pay Account shall be payable commencing on the March 15 following the date he or she separates from service with the Company, and each subsequent annual installment, if any, shall be payable on each March 15 during the distribution period. However, with respect to Post-2004 Benefits of a Specified Employee, such amounts shall not be distributed prior to the date which is six months after the date of a Participant's separation from service. In such case, the Specified Employee's Deferred Pay Account attributable to Post-2004 Benefits shall be credited with earnings or losses during such six-month period in accordance with Section 7 and distribution shall be made or commence on the day after the last day of such six-month period. To the extent an installment payment to a Specified Employee would otherwise occur during the six months after the date of his or her separation from service and such installment payment may be satisfied with Pre-2005 Benefits which are not subject to Code Section 409A, such installment payment may be made to the Specified Employee to the extent such payment does not create an adverse tax situation under Code Section 409A for such Participant.

With respect to deferral elections in effect with respect to calendars prior to 2023, such amounts shall be distributed in five (5) annual installments. Commencing with deferral elections applicable to calendar year 2023 and subsequent years, a Participant may elect, at the same time as his or her election to defer Pay under Section 6, to receive distribution of such Deferred Pay amounts in a single lump sum or up to ten (10) annual installments. If no election as to the form of distribution is timely made, such Deferred Pay shall be distributed in five (5) annual installments. A Specified Employee has the meaning set forth in Code Section 409A(a)(2)(B)(i) and Treas. Reg. Section 1.409A-1(i).

(c)               SINGLE SUM PAYMENT. Notwithstanding Section 8(b) above, the Company may, in accordance with established procedures, pay the value of a Participant's Deferred Pay Account that is considered a Pre-2005 Benefit in a single payment. Any portion of a Participant's Deferred Pay Account that is subject to Code Section 409A, including without limitation a Post-2004 Benefit, shall not be payable in a single payment under this Section.

(d)               ACCELERATION FOR UNFORESEEABLE EMERGENCY. If a Participant suffers an Unforeseeable Emergency, they may submit a written request to the Committee for payment of their Deferred Pay Account. The Committee will evaluate the Participant's request for payment due to an Unforeseeable Emergency taking into account the Participant's circumstances and the requirements of Code Section 409A. In no event will payments be made pursuant to this Section to the extent that the Participant's hardship can be relieved: (a) through reimbursement or compensation by insurance or otherwise; or (b) by liquidation of the Participant's assets, to the extent that liquidation of the Participant's assets would not itself cause severe financial hardship; or (c) by the cessation of deferrals under the Plan. The amount of any payment made on account of an Unforeseeable Emergency shall not exceed the amount reasonably necessary to satisfy the Participant's financial need, including amounts necessary to pay any Federal, state or local income taxes or penalties reasonably anticipated to result from the payment, as determined by the Committee. Payments shall be made from a Participant's Deferred Pay Account as soon as practicable following the Committee's determination that an Unforeseeable Emergency has occurred and authorization of payment from the Participant's Deferred Pay Account. If a Participant receives payment on account of an Unforeseeable Emergency, the Participant may make no more deferrals for the remainder of the calendar year. Unforeseeable Emergency means a severe financial hardship of the Participant resulting from (a) an illness or accident of the Participant, the Participant's spouse, or the Participant's dependent; (b) a loss of the Participant's property due to casualty; or (c) such other similar extraordinary and unforeseeable circumstances arising as a result of events beyond the control of the Participant, all as determined in the sole discretion of the Committee in accordance with Code Section 409A.

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(e)               DEATH OF PARTICIPANT. In the event that a Participant dies at any time prior to complete distribution of all amounts payable to him or her under the provisions of the Plan, the unpaid balance of the Participant's Deferred Pay Account shall be determined as of the valuation date immediately following his or her death, and such amount shall be paid in a single payment on the March 15 following such valuation date, or as soon as reasonably possible thereafter, to the Participant's beneficiary or beneficiaries.

(f)                DEFINITIONS.

(i)                 Pre-2005 Benefit. "Pre-2005 Benefit" means the portion of a Participant's Deferred Pay Account earned and vested as of December 31, 2004.

(ii)              Post-2004 Benefit. "Post-2004 Benefit" means the portion of a Participant's Deferred Pay Account in excess of his or her Pre-2005 Benefit, if any.

9.	DESIGNATION OF BENEFICIARY

Participants shall designate in writing, in accordance with such rules and procedures as the Committee may prescribe, the beneficiary or beneficiaries who are to receive the Participant's Deferred Pay Account in the event of the Participant's death.

10.	UNSECURED OBLIGATIONS

The obligation of the Company to make payments under the Plan shall be a general obligation of the Company, and such payments shall be made in Shares (other than cash payments with respect to fractional Shares), and such Shares (and cash) shall at all times constitute a part of the general assets and property of the Company. The Participant's relationship to the Company under the Plan shall be only that of a general unsecured creditor and neither the Plan nor any agreement entered into hereunder or action taken pursuant hereto shall create or be construed to create a trust or fiduciary relationship of any kind. The Company may establish an irrevocable grantor trust for purposes of holding and investing the Deferred Pay Account balances but such establishment shall not create any rights in or against any amount so held, except that the trustee of such trust may vote any Shares thereunder in-accordance with the direction of the Participants.

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11.	AMENDMENT AND TERMINATION

The Board may amend, suspend or terminate the Plan or any portion thereof at any time, but (except as provided in Section 5) no amendment shall be made without approval of the stockholders of the Company which shall: (a) materially increase the aggregate number of Shares with respect to which distributions may be made under the Plan; (b) materially increase the benefits which may be provided to individuals under the Plan; or (c) change the class of persons eligible to participate in the Plan; provided, however, that no such amendment, suspension or termination shall impair the rights of any individual, without his or her consent, in any award theretofore made pursuant to the Plan.

Upon suspension or termination of the Plan, a Participant's Deferred Pay Account shall continue to be paid to the Participant in the manner and at the time described in Section 8.

12.	EFFECT OF TRANSFER

(a)               IN GENERAL. Upon a Change in Control, the entire unpaid balance of each Deferred Pay Account shall be paid in a lump sum to the Participant as of the effective date thereof.

(b)               DEFINITION. "Change in Control" means the occurrence of one of the following events:

(i)                 Any one person, or more than one Person Acting as a Group (as defined below), acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any one person or more than one Person Acting as a Group is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company, the acquisition of additional stock by the same person or persons is not considered to cause a Change in Control (or to cause a Change in Control) of the Company. An increase in the percentage of stock owned by any one person, or Persons Acting as a Group, as a result of a transaction in which the Company acquires its stock in exchange for property will be treated as an acquisition of stock. This paragraph (i) applies only when there is a transfer of stock of the Company (or issuance of stock of the Company) and stock in the Company remains outstanding after the transaction.

(ii)              Any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 35% or more of the total voting power of the stock of the Company. If any one person, or more than one Person Acting as a Group, is considered to effectively control the Company, the acquisition of additional control of the Company by the same person or persons is not considered to cause a Change in Control (or to cause a Change in Control) of the Company.

(iii)            Any one person, or more than one Person Acting as a Group, acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately prior to such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the Company, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

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There is no Change in Control when there is a transfer to an entity that is controlled by the stockholders of the Company immediately after the transfer. A transfer of assets by the Company is not treated as a Change of Control if the assets are transferred to –

(A)             a stockholder of the Company (immediately before the asset transfer) in exchange for or with respect to its stock;

(B)              an entity, 50% or more of the total value or voting power of which is owned, directly or indirectly, by the Company;

(C)              a person, or more than one Person Acting as a Group, that owns, directly or indirectly, 50% or more of the total value or voting power of all the outstanding stock of the Company; or

(D)             an entity, at least 50% of the total value or voting power of which is owned, directly or indirectly, by a person described in clause (C) next above.

A person's status is determined immediately after the transfer of assets. For example, a transfer to a corporation in which the Company has no ownership interest before the transaction, but which is a majority-owned subsidiary of the Company after the transaction is not treated as a Change of Control.

Persons shall not be considered to be acting as a group solely because they purchase or own stock of the same corporation at the same time or as a result of the same public offering. However, persons will be considered to be acting as a group if they are owners of a corporation that enters into a merger, consolidation, purchase or acquisition of stock, or similar business transaction with the Company. If a person, including an entity, owns stock in both corporations that enter into a merger, consolidation, purchase or acquisition of stock, or similar transaction, such stockholder is considered to be acting as a group with other stockholders in a corporation prior to the transaction giving rise to the change and not with respect to the ownership interest in the other corporation.

Notwithstanding the foregoing, a Change of Control shall not occur unless such transaction constitutes a change in the ownership of the Company, a change in the effective control of the Company, or a change in the ownership of a substantial portion of the Company's assets under Section 409A of the Code.

13.	NON-ASSIGNABILITY

No right to receive payments under the provisions of the Plan shall be transferable or assignable by a Participant, except by will or by the laws of descent and distribution, and during his or her lifetime payment may only be received by the Participant or his or her legal representative or guardian.

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14.	DELIVERY AND REGISTRATION OF STOCK

The Company shall not be required to deliver any Shares under the Plan prior to the completion of registration or other qualification of such Shares under any state or federal law, rule or regulation, as the Committee shall determine to be necessary or advisable.

15.	CODE SECTION 409A

The Company intends that the Plan comply with the requirements of Section 409A of the Code and shall be operated and interpreted consistent with that intent. Notwithstanding the foregoing, the Company makes no representation that the Plan complies with Section 409A of the Code and shall have no liability to any Participant for any failure to comply with Section 409A of the Code.

16.	CLAIMS

A claim for benefits will be determined in accordance with the claims procedure regulations under Section 503 of the Employee Retirement Income Security Act of 1974, as amended.

IN WITNESS WHEREOF, the Company has caused this Amendment and Restatement of the Plan to be executed in its name by its duly authorized officer as of the date below, effective as of April 1, 2022.

FIRST MID BANCSHARES, INC.

By: _______________________________

Its: _______________________________

Date: ______________________________

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